United States
Securities and Exchange Commission
Washington, D.C. 20549

_________________________________

SCHEDULE 14A INFORMATION

_________________________________

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
THE SECURITIES EXCHANGE ACT OF 1934

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LANTERN PHARMA INC.

(Name of Registrant as Specified In Its Charter)

_____________________________________________________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 7, 2021

Dear Stockholder:

You are cordially invited to attend the 2021 Annual Meeting of Stockholders (which we refer to as the “Annual Meeting”) of Lantern Pharma Inc., a Delaware corporation (which we refer to as “Lantern,” “we,” “us,” “our,” or the “Company”), to be held at 11:00 a.m. Eastern time, on Wednesday, May 19, 2021.

This year’s Annual Meeting will be conducted via live audio webcast and online stockholder tools. Stockholders will be able to attend and listen to the Annual Meeting live, submit questions and vote their shares electronically at the Annual Meeting from virtually any location around the world.

At the Annual Meeting, you will be asked to consider and vote upon the following proposals to: (1) elect six (6) directors to serve for the ensuing year as members of the Board of Directors of the Company; (2) ratify the appointment of EisnerAmper LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021; (3) approve an adjournment to the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the foregoing proposals; and (4) transact such other business as may properly come before the Annual Meeting or at any continuation, postponement or adjournment thereof. The accompanying Proxy Statement describes these matters in more detail. We urge you to read this information carefully.

The Board of Directors recommends a vote: FOR each of the six (6) nominees for director named in the Proxy Statement; FOR the ratification of the appointment of EisnerAmper LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021; and FOR an adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the foregoing proposals.

Whether or not you plan to attend the Annual Meeting in person, and regardless of the number of shares of Lantern that you own, it is important that your shares be represented and voted at the Annual Meeting. Therefore, I urge you to vote your shares of common stock via the Internet or, if you receive a proxy card by mail, by promptly marking, dating, signing, and returning the proxy card via mail. Voting over the Internet, or by written proxy, will ensure that your shares are represented at the Annual Meeting.

On behalf of the Board of Directors of Lantern, we thank you for your participation.

Sincerely,

/s/ Donald J. Keyser
Donald J. Keyser, Chairman of the Board of Directors

LANTERN PHARMA INC.
1920 McKinney Avenue, 7th Floor
Dallas, Texas 75201

NOTICE OF 2021 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 19, 2021

The 2021 Annual Meeting of Stockholders (which we refer to as the “Annual Meeting”) of Lantern Pharma Inc., a Delaware corporation (which we refer to as “Lantern,” “we,” “us,” “our,” or the “Company”), will be held on Wednesday, May 19, 2021 at 11:00 a.m. Eastern time. This year’s meeting is a virtual stockholder meeting conducted exclusively via a live audio webcast at www.virtualshareholdermeeting.com/LTRN2021. Stockholders will be able to attend and listen to the Annual Meeting live, submit questions and vote their shares electronically at the Annual Meeting from virtually any location around the world. In order to attend and vote at the Annual Meeting, please follow the instructions in the section titled “Voting at the Meeting” on page 3. We will consider and act on the following items of business at the Annual Meeting:

1.      To elect six (6) directors to serve as members of the Board of Directors of the Company (which we refer to as our “Board”) until the next annual meeting of stockholders and until their successors are duly elected and qualified. The director nominees named in the Proxy Statement for election to our Board are: Donald Jeff Keyser, Panna Sharma, Vijay Chandru, Leslie W. Kreis, Jr., Franklyn Prendergast, and David S. Silberstein;

2.      To ratify the appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021;

3.      To approve an adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the foregoing proposals; and

4.      To transact such other business as may properly come before the Annual Meeting or at any continuation, postponement or adjournment thereof.

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board is soliciting your proxy to vote at the Annual Meeting, including at any adjournments or postponements of the Annual Meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice.

We intend to mail the Notice on or about April 9, 2021 to all stockholders of record entitled to vote at the Annual Meeting.

The accompanying Proxy Statement describes each of these items of business in detail. Only stockholders of record at the close of business on March 26, 2021 are entitled to receive notice of, attend and vote at the Annual Meeting or any continuation, postponement or adjournment thereof.

All stockholders are cordially invited to attend the Annual Meeting via the Internet at www.virtualshareholdermeeting.com/LTRN2021. To ensure your representation at the Annual Meeting, you are urged to vote your shares of common stock via the Internet or, if you receive a proxy card by mail, by promptly marking, dating, signing, and returning the proxy card via mail. Voting instructions are provided on the Notice and included in the accompanying proxy statement. Any stockholder attending the Annual Meeting may vote at the meeting even if he or she previously submitted a proxy. If your shares of common stock are held by a bank, broker or other agent, please follow the instructions from your bank, broker or other agent to have your shares voted.

Sincerely,
/s/ Donald J. Keyser
Donald J. Keyser, Chairman of the Board of Directors

Dallas, Texas

April 7, 2021

i

LANTERN PHARMA INC.
1920 McKinney Avenue, 7th Floor
Dallas, Texas 75201

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 19, 2021

INFORMATION ABOUT THE ANNUAL MEETING

General

Your proxy is solicited on behalf of the Board of Directors (which we refer to as our “Board”) of Lantern Pharma Inc., a Delaware corporation (which we refer to as “Lantern,” “we,” “us,” “our,” or the “Company”), for use at our 2021 Annual Meeting of Stockholders (which we refer to as the “Annual Meeting”). This year’s meeting is a virtual stockholder meeting conducted exclusively via a live audio webcast at www.virtualshareholdermeeting.com/LTRN2021. The Annual Meeting will be held on Wednesday, May 19, 2021, at 11:00 a.m. Eastern time, or at any continuation, postponement or adjournment thereof, for the purposes discussed in this Proxy Statement. Proxies are solicited to give all stockholders of record an opportunity to vote on matters properly presented at the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders’
Meeting to Be Held Via the Internet at www.virtualshareholdermeeting.com/LTRN2021 on Wednesday, May 19, 2021 at 11:00 a.m. Eastern time

The Annual Report, Notice of Meeting, Proxy Statement and Proxy Card
are available at www.proxyvote.com

We are sending you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board is soliciting your proxy to vote at the Annual Meeting, including at any adjournments or postponements of the Annual Meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. If you would like a hard copy of the proxy materials for this Annual Meeting, or any future stockholder meetings, mailed or emailed to you, please contact us at the above address or at our webpage http://ir.lanternpharma.com/, or telephone us at 628-777-3167 or email us at ir@lanternpharma.com. For directions on how to attend the Annual Meeting, please telephone us at 628-777-3167.

How to Attend

You are entitled to attend and participate in the Annual Meeting if you were a stockholder as of the close of business on March 26, 2021, the record date, or hold a valid proxy for the meeting. To attend the Annual Meeting, you must access the meeting website at www.virtualshareholdermeeting.com/LTRN2021 and enter the control number. In order to participate in the virtual meeting, including to vote, ask questions and to view the list of registered stockholders as of the record date during the meeting, you must access the meeting website at www.virtualshareholdermeeting.com/LTRN2021 and enter the control number that may be found on the Notice or, if you have requested proxy materials by mail, your proxy card. The meeting webcast will begin promptly at 11:00 a.m. Eastern Time. Online check-in will begin approximately 15 minutes before then and we encourage you to allow ample time for check-in procedures.

Who Can Vote, Outstanding Shares

Record holders of our common stock as of the close of business on March 26, 2021, the record date for the Annual Meeting, are entitled to vote at the Annual Meeting on all matters to be voted upon. As of the record date, there were 11,181,447 shares of our common stock outstanding, each entitled to one vote.

Voting of Shares

You may vote by attending the Annual Meeting and voting at the meeting or you may vote prior to the Annual Meeting through the Internet or, if you have received a proxy card by mail, by submitting a proxy. The method of voting by proxy differs for shares held as a record holder and shares held in “street name.” If you hold your shares of common stock as a record holder, you may vote your shares over the Internet by following the instructions on the Notice delivered to you or, if you have received a proxy card by mail, by completing, dating and signing the proxy card and promptly returning the proxy card via mail. If you hold your shares of common stock in street name, which means that your shares are held of record by a broker, bank or other nominee, you will receive a notice from your broker, bank or other nominee that includes instructions on how to vote your shares.

If you are a stockholder of record, you may vote your shares as follows:

•        To vote in person, attend the Annual Meeting and follow the procedures set forth in “Voting at the Meeting”, below.

•        To vote through the Internet prior to the Annual Meeting, go to www.proxyvote.com and complete an electronic proxy card. You will be asked to provide the control number from the proxy card, voting instruction form or Notice delivered to you. Your Internet vote must be received by 11:59 p.m., Eastern Time on May 18, 2021 to be counted.

•        To vote prior to the Annual Meeting using the proxy card delivered to you, simply complete, sign, and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

YOUR VOTE IS VERY IMPORTANT.

You should submit your proxy even if you plan to attend the Annual Meeting. If you properly give your proxy and submit it to us in time to vote, one of the individuals named as your proxy will vote your shares as you have directed. Any stockholder attending the Annual Meeting may vote in person even if he or she previously submitted a proxy.

All shares entitled to vote and represented by properly submitted proxies (including those submitted electronically and in writing) received before the polls are closed at the Annual Meeting, and not revoked or superseded, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies. If no direction is indicated on a proxy, your shares will be voted as follows:

•        FOR each of the six (6) nominees for director named in the Proxy Statement;

•        FOR the ratification of the appointment of EisnerAmper LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021; and

•        FOR an adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the foregoing proposals.

With respect to any other matter that properly comes before the Annual Meeting or any continuation, postponement or adjournment thereof, the proxy-holders will vote as recommended by our Board, or if no recommendation is given, in their own discretion.

Revocation of Proxy

If you are a stockholder of record, you may revoke your proxy at any time before your proxy is voted at the Annual Meeting by taking any of the following actions:

•        delivering to our corporate secretary a signed written notice of revocation, bearing a date later than the date of the proxy, stating that the proxy is revoked;

•        signing and delivering a new proxy card, relating to the same shares and bearing a later date than the original proxy card;

•        submitting another proxy over the Internet (your latest Internet voting instructions are followed); or

•        attending the Annual Meeting and voting in person, although attendance at the Annual Meeting will not, by itself, revoke a proxy.

Written notices of revocation and other communications with respect to the revocation of Company proxies should be addressed to:

Lantern Pharma Inc.
1920 McKinney Avenue, 7th Floor
Dallas, Texas 75201
Attention: Corporate Secretary

If your shares are held in “street name,” you may change your vote by submitting new voting instructions to your broker, bank or other nominee. You must contact your broker, bank or other nominee to find out how to do so. See below regarding how to vote in person if your shares are held in street name.

Voting at the Meeting

If you are a stockholder of record, you can vote at the virtual Annual Meeting by accessing the meeting website at www.virtualshareholdermeeting.com/LTRN2021, entering the control number found on the Notice or, if you have received proxy materials by mail, your proxy card, and following the instructions on the website for voting at the Annual Meeting.

Additional information regarding the rules and procedures for participating in the Annual Meeting will be set forth in our meeting rules of conduct, which stockholders can view during the meeting at the meeting website. We will also post a recording of the meeting on our investor relations website, which will be available for replay following the meeting for 60 days.

Quorum and Votes Required

The inspector of election appointed for the Annual Meeting will tabulate votes cast by proxy or in person at the Annual Meeting. The inspector of election will also determine whether a quorum is present. In order to constitute a quorum for the conduct of business at the Annual Meeting, not less than a majority of the voting power of all of the shares of the stock entitled to vote at the Annual Meeting must be present in person or represented by proxy at the Annual Meeting. Shares that abstain from voting on any proposal, or that are represented by broker non-votes (as discussed below), will be treated as shares that are present and entitled to vote at the Annual Meeting for purposes of determining whether a quorum is present. If there is no quorum, the holders of a majority of the shares present at the Annual Meeting in person or represented by proxy may adjourn the Annual Meeting to another date.

A broker non-vote occurs when a broker, bank or other agent holding shares for a beneficial owner has not received instructions from the beneficial owner and does not have discretionary authority to vote the shares for certain non-routine matters. Shares represented by proxies that reflect a broker non-vote will be counted for purposes of determining the presence of a quorum. We believe that the election of directors (Proposal 1) will be considered a non-routine matter and broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote. We believe that the ratification of the appointment of EisnerAmper LLP as our independent registered public accounting firm (Proposal 2) will be considered a routine matter on which a broker, bank or other agent will have discretionary authority to vote, and on this basis we do not expect any broker non-votes in connection with this proposal.

Proposal No. 1: Election of Directors.    A plurality of the votes cast by the holders of shares entitled to vote in the election of directors at the Annual Meeting is required for the election of directors. Accordingly, the six (6) director nominees receiving the highest number of votes will be elected. Abstentions and broker non-votes are not treated as votes cast and, therefore, will not have any effect on the outcome of the election of directors.

Proposal No. 2: Ratification of Independent Registered Public Accounting Firm.    The affirmative vote of the holders of a majority of the votes cast and entitled to vote at the Annual Meeting is required for the ratification of the appointment of EisnerAmper LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021. Abstentions will not be counted either for or against this proposal. We believe that brokers will have discretionary authority to vote on the ratification of our independent registered public accounting firm and, therefore, we do not expect there to be broker non-votes resulting from the vote on Proposal No. 2. However, in the event of any broker non-votes or abstentions in connection with Proposal No. 2, such broker non-votes and abstentions will be counted as not present and these shares will be deducted from the total shares of which a majority is required.

Proposal No. 3: Approval to Adjourn the Annual Meeting.    The affirmative vote of the holders of a majority of the votes cast and entitled to vote at the Annual Meeting is required for the approval of an adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposals 1 or 2. In the event of any broker non-votes or abstentions in connection with Proposal No. 3, such broker non-votes and abstentions will be counted as not present and these shares will be deducted from the total shares of which a majority is required.

We will also consider any other business that properly comes before the Annual Meeting, or any adjournment or postponement thereof. As of the record date, we are not aware of any other matters to be submitted for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons designated as proxies will vote the shares as recommended by our Board, or if no recommendation is given, in their own discretion.

Solicitation of Proxies

Our Board is soliciting proxies for the Annual Meeting from our stockholders. We will bear the entire cost of soliciting proxies from our stockholders. In addition to the solicitation of proxies by delivery of the Notice or this Proxy Statement by mail, we will request that brokers, banks and other nominees that hold shares of our common stock, which are beneficially owned by our stockholders, forward Notices, proxies and proxy materials to those beneficial owners and secure those beneficial owners’ voting instructions. We will reimburse those record holders for their reasonable expenses. We do not intend to hire a proxy solicitor to assist in the solicitation of proxies. We may use several of our regular employees, who will not be specially compensated, to solicit proxies from our stockholders, either personally or by Internet, facsimile or special delivery letter.

Stockholder List

A list of stockholders eligible to vote at the Annual Meeting will be available for inspection, for any purpose germane to the Annual Meeting, during the Annual Meeting at the meeting website and at the principal executive office of the Company during regular business hours for a period of no less than ten (10) days prior to the Annual Meeting.

Forward-Looking Statements

This Proxy Statement contains “forward-looking statements” (as defined in the Private Securities Litigation Reform Act of 1995). These statements are based on our current expectations and involve risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include statements regarding actions to be taken by us. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements should be evaluated together with the many uncertainties that affect our business, particularly those mentioned in the risk factors in Item 1A of our 2020 Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

Board Nominees

Our Board currently consists of six (6) members, four (4) of whom are independent under the listing standards for independence of the NASDAQ and Rule 10A-3 under the Securities Exchange Act of 1934, as amended (which we refer to as the “Exchange Act”). Based upon the recommendation of the Nominating and Corporate Governance Committee of our Board, our Board determined to nominate each of the Company’s six (6) current directors for re-election at the Annual Meeting.

Our Board and the Nominating and Corporate Governance Committee believe the directors nominated collectively have the experience, qualifications, attributes and skills to effectively oversee the management of the Company, including a high degree of personal and professional integrity, an ability to exercise sound business judgment on a broad range of issues, sufficient experience and background to have an appreciation of the issues facing the Company, a willingness to devote the necessary time to Board duties, a commitment to representing the best interests of the Company and our stockholders and a dedication to enhancing stockholder value.

Each director elected at the Annual Meeting will serve a one (1) year term until the Company’s next annual meeting and until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. Unless otherwise instructed, the proxy-holders will vote the proxies received by them for the six (6) nominees named below. If any of the nominees is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by the present Board to fill the vacancy. It is not presently expected that any of the nominees named below will be unable or will decline to serve as a director. If additional persons are nominated for election as directors, the proxy-holders intend to vote all proxies received by them in a manner to assure the election of as many of the nominees listed below as possible. In such event, the specific nominees to be voted for will be determined by the proxy-holders.

Set forth below are the names, ages and positions of our director nominees as of the date of this Proxy Statement:

Name	Age	Position
Donald Jeff Keyser(a),(b)	67	Chairman of the Board
Panna Sharma	50	Chief Executive Officer, President and Director
Vijay Chandru(a),(c)	67	Director
Leslie W. Kreis, Jr.(b)	49	Director
Franklyn Prendergast(a),(c)	76	Director
David S. Silberstein	70	Director

____________

(a)      Member of the Audit Committee of our Board.

(b)      Member of the Compensation Committee of our Board.

(c)      Member of the Nominating and Corporate Governance Committee of our Board.

Board Recommendation

OUR BOARD RECOMMENDS A VOTE “FOR” EACH OF THE SIX (6) NOMINEES FOR DIRECTOR NAMED IN THIS PROXY STATEMENT.

Vacancies on our Board, including any vacancy created by an increase in the size of our Board, may be filled by a majority of the directors remaining in office (even though less than a quorum of our Board) or a sole remaining director. A director elected by our Board to fill a vacancy will serve until the next annual meeting of stockholders and until such director’s successor is elected and qualified, or until such director’s earlier retirement, resignation, disqualification, removal or death.

If any nominee should become unavailable for election prior to the Annual Meeting, an event that currently is not anticipated by our Board, the proxies will be voted in favor of the election of a substitute nominee or nominees proposed by our Board. Each nominee has agreed to serve if elected and our Board has no reason to believe that any nominee will be unable to serve.

Information about Director Nominees

Set forth below is biographical information for each nominee and a summary of the specific qualifications, attributes, skills and experiences which led our Board to conclude that each nominee should serve on our Board at this time. There are no family relationships among any of the directors or executive officers of the Company.

Donald Jeff Keyser has served as a director since January 2018 and Chairman since November 2019. Dr. Keyser founded and has served from 2017 as director, president and chief operating officer of Renibus Therapeutics, a company developing novel therapies for the diagnosis, treatment and prevention of kidney disease. Dr. Keyser also founded ZS Pharma and served since 2008 as a director and chief operating officer of that company until December 2015 when it was acquired by Astra Zeneca for $2.7 Billion. Dr. Keyser was the inventor of the Mucinex product line for Adams Respiratory Therapeutics. Dr. Keyser developed and executed the R&D and Regulatory strategy for Adams Respiratory Therapeutics as Vice President of Development and Regulatory Affairs during his period there from 1998 to 2004. Adams Respiratory Therapeutics was acquired by Reckitt Benckiser for $2.3 Billion. He was previously employed as Chief Compliance Officer & Vice President Regulatory Affairs, Encysive Pharmaceuticals, Vice President Technical & Regulatory Affairs, Medeva Americas, Sr. Director Regulatory Affairs, Marion Merrell Dow and Regulatory Principal, Abbott Laboratories. Dr. Keyser received his Pharmacy degree from Creighton University, a Juris Doctorate from Creighton University, a MPA from the University of Missouri-Kansas City and a PhD in Economics from The University of Texas at Dallas. Based on the above qualifications, the Company believes Dr. Keyser is qualified to be on the Board.

Panna Sharma has served as our Chief Executive Officer, and President since July 2018 and a director since August 2018. As Chief Executive Officer, Mr. Sharma oversees our use of AI and genomics in developing our therapy product pipeline to innovate the rescue, revitalization and development of precision therapeutics in oncology. From May 2010 to February 2018, Mr. Sharma served as President, Chief Executive Officer and director of Cancer Genetics, a Nasdaq company and provider of DNA-based cancer diagnostics and services to medical institutions throughout the world. In 2001, Mr. Sharma founded TSG Partners, a specialty advisory group combining corporate strategy and corporate finance to create stockholder value for companies and investors in the life sciences, biotechnology and environmental sciences sectors. Prior to TSG, Mr. Sharma served in the roles of Senior Vice President of E-Business Solutions and Chief Strategy Officer at iXL Inc. (later merged with Scient). For the six years prior to his being at iXL Inc., Mr. Sharma helped successfully found, manage and sell or take public two other consulting and professional services firms. From 1996 to 1998, Mr. Sharma was a partner at Interactive Solutions, Inc. Prior to that, Mr. Sharma served as a consultant to Putnam Investment Management, LLC and Bank of America Corporation. Mr. Sharma holds a Bachelor of Science in the Philosophy of Science, Neural Networks and Artificial Intelligence from Boston University. Based on the above qualifications, the Company believes Mr. Sharma is qualified to be on the Board.

Vijay Chandru has served as a director since October 2019. Currently, Dr. Chandru is a co-founder of OPFORD Foundation, a non-profit in India with an open platform for orphan diseases and with a mission to support development of affordable and accessible therapeutics for orphan diseases of which many are rare genetic disorders. He was also a co-founder of Strand Life Sciences, India’s leading precision medicine solutions company, an offshoot of the Indian Institute of Science, which now has over 20 diagnostic laboratories and over 800 employees spread across India. He served as Executive Chairman of Strand Life Sciences from 2000 to 2018. A technology pioneer of the World Economic Forum since 2006, he was elected President (2009-2012) of the Association of Biotech Led Enterprises (ABLE), the apex trade body that represents the Indian biotech industry. Dr. Chandru is an academic entrepreneur whose academic career has spanned almost four decades. After his doctoral work at MIT he was a tenured professor at Purdue University for a decade in the 1980s and at the Indian Institute of Science in Bangalore since then. A fellow of both the academy of science and engineering, he is currently an Indian National Academy of Engineering’s Distinguished Technologist in Bio-Engineering. Based on the above qualifications, the Company believes Dr. Chandru is qualified to be on the Board.

Leslie W. Kreis, Jr., has served as a director since November 2019. Since 2008, Mr. Kreis has served as the Managing Principal at Steelhead Capital Management, LLC, a Texas-based family office investment firm. In addition, since June 2015, Mr. Kreis has served as managing partner and co-founder of Bios Equity Partners, LP and Bios Equity Partners II, LP, Texas-based venture capital investment firms seeking investment in life science technologies. Over the past 10 years, Mr. Kreis started several early stage companies, occasionally served as chief operator, served on many boards of directors, and invested in over 45 ventures in both active and passive capacities. Currently, Mr. Kreis serves on the board of five private, active portfolio companies. Mr. Kreis is also a founding member of Cowtown Angels, a Fort Worth-based angel investment network. Prior to this, Mr. Kreis was a Vice President at HBK Investments, a multi-strategy global hedge fund based in Dallas, Texas. Mr. Kreis received a BBA in Finance from Texas Christian University in 1994. Based on the above qualifications, the Company believes Mr. Kreis is qualified to be on the Board.

Franklyn Prendergast has served as a director since October 2019. Prior to his retirement on December 31, 2014, Dr. Prendergast was the Emeritus Edmond and Marion Guggenheim Professor of Biochemistry and Molecular Biology and Emeritus Professor of Molecular Pharmacology and Experimental Therapeutics at Mayo Medical School and the director of the Mayo Clinic Center for Individualized Medicine. From 1994 to 2006, he served as a director of Mayo Clinic Cancer Center. He also previously held several other teaching positions at the Mayo Medical School from 1975 through 2014. Dr. Prendergast has served for the National Institute of Health on numerous study section review groups; as a charter member of the Board of Advisors for the Division of Research Grants, now the Center for Scientific Review; the National Advisory General Medical Sciences Council; and the Board of Scientific Advisors of the National Cancer Institute. He held a Presidential Commission for service on the National Cancer Advisory Board. Dr. Prendergast also has served in numerous other advisory roles for the National Institute of Health and the National Research Council of the National Academy of Sciences, and he is a member of the board of directors of the Translational Genomics Research Institute and the Infectious Disease Research Institute (IDRI). Dr. Prendergast has served on the board of directors of Eli Lilly & Co. since 1995 until his retirement in 2017. He also served as a director of Cancer Genetics from 2014 to 2018. He also currently serves on the board of directors for Novosteo, Inc. and Neubase Therapeutics, both private biotechnology drug development companies. Dr. Prendergast obtained his medical degree with honors from the University of West Indies and attended Oxford University as a Rhodes Scholar, earning an M.A. degree in physiology. He obtained his Ph.D. in Biochemistry at the University of Minnesota. Based on the above qualifications, the Company believes Dr. Prendergast is qualified to be on the Board.

David S. Silberstein has served as a director since June 2018. Dr. Silberstein has served as chief operating officer of BioMimetix Pharmaceutical, Inc. since 2013. Dr. Silberstein has served as a director of Biological Mimetics, Inc. (“BMI”) since 2016. Dr. Silberstein received his PhD in Immunology at Columbia University and Postdoctoral training at Harvard Medical School/Brigham & Women’s Hospital. Dr. Silberstein continued for seven years at Harvard, leading a research team studying the biochemistry of inflammation. This was followed by 20 years at AstraZeneca Pharmaceuticals where Dr. Silberstein had leadership roles in genomics, translational science, company-wide portfolio management, and science support for two products through launch to aggregate sales of greater than $30 billion. Since 2013, Dr. Silberstein has worked independently with a number of early stage biotech companies and as a consultant to investment firms. Current work includes his role as Principal Investigator of an NCI-funded clinical trial in patients with multiple brain metastases. Based on the above qualifications, the Company believes Dr. Silberstein is qualified to be on the Board.

CORPORATE GOVERNANCE

Board Composition

Our Board may establish the authorized number of directors from time to time by resolution. Our Board currently consists of six (6) authorized members. During the year ended December 31, 2020, our Board met eight (8) times and acted by unanimous written consent two (2) times. Our Board does not have a policy regarding Board members’ attendance at meetings of our stockholders. During the year ended December 31, 2020, all directors attended at least 75% of all meetings of the Board and Board committees on which they served, except for Franklyn Prendergast who attended 73% of such meetings.

Generally, under the listing requirements and rules of the Nasdaq Stock Market, independent directors must comprise a majority of a listed company’s board of directors. Our Board has undertaken a review of its composition, the composition of its committees and the independence of each director. Our Board has determined that, other than Dr. Sharma and Dr. Silberstein, none of our director nominees has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each is “independent” as that term is defined under the applicable rules and regulations of the SEC and the listing requirements and rules of the Nasdaq Stock Market. In making these determinations, our Board considered the current and prior relationships that each nonemployee director nominee has with our Company and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each nonemployee director nominee. Accordingly, a majority of our directors are independent, as required under applicable Nasdaq Stock Market rules, as of the date of this Proxy Statement.

Committees of the Board of Directors

Our Board has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Our Board may establish other committees to facilitate the management of our business. The composition and functions of each committee are described below. Members serve on these committees until their resignation or until otherwise determined by our Board.

Each of our committees operates under a written charter, copies of which are available at our investor relations website located at ir.lanternpharma.com/corporate-governance/governance-documents.

Audit Committee

Our Audit Committee consists of Donald Jeff Keyser, Vijay Chandru and Franklyn Prendergast, with Dr. Keyser serving as chair. The composition of our Audit Committee meets the requirements for independence under current Nasdaq Stock Market listing standards and SEC rules and regulations. Each member of our Audit Committee meets the financial literacy requirements of the Nasdaq Stock Market listing standards and is also a nonemployee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act. Dr. Keyser is an audit committee financial expert within the meaning of Item 407(d) of Regulation S-K under the Securities Act of 1933, as amended, or the Securities Act. Our Audit Committee, among other things:

•        selects a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;

•        discusses the scope and results of the audit with the independent registered public accounting firm;

•        reviews, with management and the independent registered public accounting firm, our interim and year-end operating results;

•        develops procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

•        reviews our policies on risk assessment and risk management;

•        reviews related-party transactions; and

•        approves (or, as permitted, pre-approves) all audit and all permissible nonaudit services, other than de minimis nonaudit services, to be performed by the independent registered public accounting firm.

Our Audit Committee operates under a written charter that satisfies the applicable rules of the SEC and the listing standards of the Nasdaq Stock Market. During the year ended December 31, 2020, our Audit Committee met six times.

Compensation Committee

Our Compensation Committee consists of Leslie W. Kreis, Jr. and Donald Jeff Keyser, with Mr. Kreis serving as Chair. The composition of our Compensation Committee meets the requirements for independence under the Nasdaq Stock Market listing standards and SEC rules and regulations. Each member of the Compensation Committee is also a nonemployee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act. The purpose of our Compensation Committee is to discharge the responsibilities of our Board relating to compensation of our executive officers. Our Compensation Committee, among other things:

•        reviews, approves and determines the compensation of our executive officers;

•        administers our stock and equity incentive plans;

•        makes recommendations to our Board regarding director compensation and the establishment and terms of incentive compensation and equity plans; and

•        establishes and reviews general policies relating to compensation and benefits of our employees.

Our chief executive officer may, from time to time, provide input and recommendations to our Compensation Committee concerning the compensation of our other executive officers. Our chief executive officer may also, from to time, attend Compensation Committee meetings, but he is not present during the Committee’s deliberations regarding his own compensation. Our Compensation Committee operates under a written charter that satisfies the applicable rules of the SEC and the listing standards of the Nasdaq Stock Market. During the year ended December 31, 2020, our Compensation Committee met five times.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee consists of Franklyn Prendergast and Vijay Chandru, with Dr. Prendergast acting as Chair. The composition of our Nominating and Corporate Governance Committee meets the requirements for independence under Nasdaq Stock Market listing standards and SEC rules and regulations and each member of our Nominating and Corporate Governance Committee is also a nonemployee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act. Our Nominating and Corporate Governance Committee, among other things:

•        identifies, evaluates and makes recommendations to our Board regarding nominees for election to our Board and its committees;

•        evaluates the performance of our Board and of individual directors;

•        considers and makes recommendations to our Board regarding the composition of our Board and its committees;

•        reviews developments in corporate governance practices;

•        evaluates the adequacy of our corporate governance practices and reporting; and

•        develops and makes recommendations to our Board regarding corporate governance guidelines and matters.

When evaluating director candidates, our Nominating and Corporate Governance Committee seeks to ensure that our Board has the requisite skills and experience and that its members consist of persons with appropriately complementary and independent backgrounds. The Nominating and Corporate Governance Committee will consider all aspects of a candidate’s qualifications in the context of Lantern’s needs, including: industry experience, preferably at an executive level; experience in the same business sector as that of the Company; subject matter expertise and operations experience in areas important to the Company’s growth and advancement; experience as an officer or director of a public company; independence from management; practical business judgment; personal and professional integrity and ethics; and the ability to commit sufficient time and attention to the activities of the Board, as well as the absence of any potential conflicts with our Company’s interests. While we do not have a formal diversity policy, we understand the desirability of having a Board comprised of directors with diverse and varied backgrounds, experience and opinions, and as we look to expand our Board or replace retiring Board members our Nominating and Governance Committee will place special emphasis on finding qualified candidates with diverse gender and ethnic backgrounds. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of our Company, and the long-term interests of our stockholders.

Our Nominating and Corporate Governance Committee will consider for directorship candidates nominated by third parties, including stockholders. The Nominating and Corporate Governance Committee’s consideration will take into account the comprehensive criteria for Board membership determined by the Committee within the context of the needs of the Company at the time. At this time our Nominating and Corporate Governance Committee does not have a policy with regard to the consideration of director candidates recommended by stockholders. The Nominating and Corporate Governance committee believes that it is in the best position to identify, review, evaluate, and select qualified candidates for Board membership, based on the comprehensive criteria for Board membership determined by the Committee. For a third party to suggest a candidate, one should provide our corporate secretary, David Margrave, with the name of the candidate, together with a brief biographical sketch and a document indicating the candidate’s willingness to serve if elected.

The Nominating and Corporate Governance Committee operates under a written charter that satisfies the applicable listing requirements and rules of the Nasdaq Stock Market. During the year ended December 31, 2020, our Nominating and Corporate Governance Committee met one time.

Board Leadership Structure and Role in Risk Oversight

Donald Jeff Keyser serves as our chairman of the Board and Panna Sharma serves as our president and chief executive officer. We have neither adopted a formal policy on whether the chairman and chief executive officer positions should be separate or combined nor do we have a lead director. We believe that, given the small size of our Board and establishment of separate Audit, Compensation, and Nominating and Corporate Governance Committees consisting of independent directors, our present Board structure is in the best interest of us and our stockholders. Our Board has an active role in overseeing our areas of risk. While the full Board has overall responsibility for risk oversight, the Board has assigned certain areas of risk primarily to designated committees, which report back to the full Board.

Process for Stockholders to Send Communications to our Board of Directors

Because we have always maintained open channels of communication with our stockholders, we do not have a formal policy that provides a process for stockholders to send communications to our Board. However, if a stockholder would like to send a communication to our Board, please address the letter to the attention of our corporate secretary, David R. Margrave, and it will be distributed to each director.

Employee, Officer and Director Hedging

We have adopted a policy that no director, officer, or employee of Lantern may engage in any short term or speculative transactions, involving securities of the Company. These prohibited speculative transactions include short sales, publicly traded options, hedging transactions, margin accounts, and pledged securities.

Compensation Committee Interlocks and Insider Participation

None of our independent directors, Donald Jeff Keyser, Leslie W. Kreis, Jr., Vijay Chandru and Franklyn Prendergast, is currently or has been at any time one of our officers or employees. None of our executive officers currently serves, or has served during the last year, as a member of the board or compensation committee of any entity that has one or more executive officers serving as a member of our Board.

Code of Conduct

We have adopted a code of conduct for all employees, including the chief executive officer, principal financial officer and principal accounting officer or controller, and/or persons performing similar functions, which is available on our investor relations website located at ir.lanternpharma.com/corporate-governance/governance-documents.

Limitation of Liability of Directors and Indemnification of Directors and Officers

The Delaware General Corporation Law provides that corporations may include a provision in their certificate of incorporation relieving directors of monetary liability for breach of their fiduciary duty as directors, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payment of a dividend or unlawful stock purchase or redemption, or (iv) for any transaction from which the director derived an improper personal benefit. Our certificate of incorporation provides that directors are not liable to us or our stockholders for monetary damages for breach of their fiduciary duty as directors to the fullest extent permitted by Delaware law. In addition to the foregoing, our certificate of incorporation provides that we shall indemnify directors, officers, employees or agents to the fullest extent permitted by law and we have agreed to provide such indemnification to each of our executive officers and directors by way of written indemnification agreements.

The above provisions in our certificate of incorporation and bylaws and in the written indemnity agreements may have the effect of reducing the likelihood of derivative litigation against directors and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their fiduciary duty, even though such an action, if successful, might otherwise have benefited us and our stockholders. However, we believe that the foregoing provisions are necessary to attract and retain qualified persons as directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed EisnerAmper LLP (which we refer to as “Eisner”) as our independent registered public accounting firm for the year ending December 31, 2021, and our Board has directed that management submit the appointment of Eisner as our independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. A representative of Eisner is expected to be available at the Annual Meeting and will have an opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

Stockholder ratification of the selection of Eisner as our independent registered public accountants is not required by our Bylaws or otherwise. However, our Board is submitting the appointment of Eisner to the stockholders for ratification as a matter of corporate practice. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain Eisner. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accountant at any time during the year if the Audit Committee determines that such a change would be in the Company’s and our stockholders’ best interests.

Board Recommendation

OUR BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF EISNERAMPER LLP
AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FOR THE FISCAL YEAR ENDING DECEMBER 31, 2021

Fees Incurred for Services by Principal Accountant

The following table sets forth the aggregate fees billed to us for services rendered to us for the years ended December 31, 2020 and 2019 by our independent registered public accounting firm, EisnerAmper LLP.

	2020	2019
Audit Fees(A)	$170,560	$55,200
Audit – Related Fees	—	—
Tax Fees	11,440	—
	$182,000	$55,200

____________

(A)     The audit fee consisted of fees for the audit of our financial statements, the review of the interim financial statements included in our quarterly reports on Form 10-Q, and other professional services provided in connection with the statutory and regulatory filings or engagements and capital market financings.

Pre-Approval Policies and Procedures

The Audit Committee has responsibility for selecting, appointing, evaluating, compensating, retaining and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established policies and procedures in its charter regarding pre-approval of any audit and non-audit service provided to the Company by the independent registered public accounting firm and the fees and terms thereof.

The Audit Committee considered the compatibility of the provision of other services by its registered public accountant with the maintenance of their independence. The Audit Committee approved all audit services provided by Eisner in 2020 and 2019. Eisner did not perform any non-audit services in 2020 or 2019, other than the tax services discussed above.

Audit Committee Report

The Audit Committee issued the following report for inclusion in this Proxy Statement and our 2020 Annual Report:

•        The Audit Committee has reviewed and discussed the audited consolidated financial statements for the year ended December 31, 2020 with management of Lantern Pharma Inc. and with Lantern Pharma Inc.’s independent registered public accounting firm, EisnerAmper LLP.

•        The Audit Committee has discussed with EisnerAmper LLP those matters required by Statement on Auditing Standards No. 1301, “Communications with Audit Committee,” as adopted by the Public Company Accounting Oversight Board (“PCAOB”).

•        The Audit Committee has received and reviewed the written disclosures and the letter from EisnerAmper LLP required by the PCAOB regarding EisnerAmper LLP’s communications with the Audit Committee concerning the accountant’s independence and has discussed with EisnerAmper LLP its independence from Lantern Pharma Inc. and its management.

Based on the review and discussions referenced to in paragraphs 1 through 3 above, the Audit Committee recommended to our Board that the audited financial statements for the year ended December 31, 2020 be included in the Annual Report on Form 10-K for that year for filing with the SEC.

AUDIT COMMITTEE Donald Jeff Keyser Vijay Chandru Franklyn Prendergast

PROPOSAL NO. 3
APPROVE AN ADJOURNMENT OF THE ANNUAL MEETING, IF NECESSARY,
TO SOLICIT ADDITIONAL PROXIES IF THERE ARE NOT SUFFICIENT VOTES IN FAVOR
OF PROPOSALS 1 OR 2

Introduction

As described above, our Board has recommended the election of six (6) directors to serve for the ensuing year as members of the Board (Proposal 1), and ratification of the appointment of EisnerAmper LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021 (Proposal 2). In furtherance of these recommendations, we are asking our stockholders to approve an adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposals 1 or 2.

Proposal 3, to approve an adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposals 1 or 2 will require the affirmative vote of a majority of the votes cast at the Annual Meeting with respect to such matter by the holders of our common stock as of the record date.

Board Recommendation

OUR BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF AN ADJOURNMENT OF THE ANNUAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE NOT SUFFICIENT VOTES IN FAVOR OF PROPOSALS 1 OR 2.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
AND RELATED STOCKHOLDER MATTERS

As used in this section, the term “beneficial ownership” with respect to a security is defined by Rule 13d-3 under the Securities Exchange Act of 1934, as amended, as consisting of sole or shared voting power (including the power to vote or direct the vote) and/or sole or shared investment power (including the power to dispose of or direct the disposition of) with respect to the security through any contract, arrangement, understanding, relationship or otherwise, subject to community property laws where applicable.

The following table sets forth, as of March 8, 2021, information concerning the beneficial ownership of shares of our common stock held by our directors, our named executive officers, our directors and executive officers as a group, and each person known by us to be a beneficial owner of more than 5% of our outstanding common stock. Unless otherwise indicated, the business address of each of our directors, executive officers and beneficial owners of more than 5% of our outstanding common stock is c/o Lantern Pharma Inc., 1920 McKinney Avenue, 7th Floor, Dallas, Texas 75201. Each person has sole voting and investment power with respect to the shares of our common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

We have determined beneficial ownership in accordance with the rules of the SEC, which include shares of our common stock issuable upon stock options that are currently exercisable or exercisable within 60 days of March 8, 2021, to be outstanding and to be beneficially owned by the person holding the stock option for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

There were approximately 28 holders of record of our shares of common stock as of the date of this proxy statement. The number of holders does not include individual participants in security positions listings.

	Shares Beneficially Owned
Name and Address of Beneficial Owner(1)	Number	Percent
Officers and Directors
Panna Sharma, Chief Executive Officer, President, and Director(2)	451,210	3.9%
David R. Margrave, Chief Financial Officer and Secretary(3)	33,060	*
Kishor G. Bhatia, Chief Scientific Officer(4)	22,040	*
Leslie W. Kreis, Jr., Director(5)	1,971,015	17.3%
Donald J. Keyser, Chairman of the Board(6)	80,828	*
David S. Silberstein, Director(7)	1,051,628	9.4%
Vijay Chandru, Director(8)	2,531	*
Franklyn Prendergast, Director(8)	2,531	*
All Officers and Directors as a group (8 people)	3,614,843	30.3%

5% Stockholders
Bios Equity Entities(9)	1,968,484	17.3%
Biological Mimetics, Inc.(10)	1,044,000	9.4%
Empery Asset Management, LP(11)	700,000	6.3%
GPGV Entities(12)	672,758	6.0%

____________

*        Represents less than 1% of shares outstanding.

(1)      All addresses above are 1920 McKinney Avenue, 7th Floor, Dallas, Texas 75201, unless otherwise stated.

(2)      Consists of 451,210 shares of common stock subject to options exercisable within 60 days. Excludes 44,278 shares of common stock underlying options which are subject to vesting conditions.

(3)      Consists of 33,060 shares of common stock subject to options exercisable within 60 days. Excludes 45,240 shares of common stock underlying options which are subject to vesting conditions.

(4)      Consists of 22,040 shares of common stock subject to options exercisable within 60 days. Excludes 30,160 shares of common stock underlying options which are subject to vesting conditions.

(5)      Consists of (i) 1,968,484 shares of common stock beneficially owned by Messrs. Kreis and Fletcher as described in footnote 9, and (ii) 2,531 shares of common stock subject to options exercisable within 60 days. Excludes 6,604 shares of common stock underlying options which are subject to vesting conditions. Mr. Kreis is the managing partner and co-founder of Bios Equity Partners, LP and Bios Equity Partners II, LP.

(6)      Consists of (i) 35,069 shares of common stock subject to options exercisable within 60 days, (ii) 41,927 shares of common stock, and (iii) 3,832 shares of common stock issuable upon exercise of warrants. Excludes 6,604 shares of common stock underlying options which are subject to vesting conditions.

(7)      Consists of (i) 7,628 shares subject to options exercisable within 60 days, and (ii) 1,044,000 shares of common stock held of record by BMI. Excludes 6,604 shares of common stock underlying options which are subject to vesting conditions. Dr. Silberstein is a director of BMI.

(8)      Consists of 2,531 shares of common stock subject to options exercisable within 60 days. Excludes 6,604 shares of common stock underlying options which are subject to vesting conditions.

(9)      Consists of (i) 503,606 shares of common stock held by Bios Fund I, LP (“Bios Fund I”), (ii) 60,432 shares of common stock issuable to Bios Fund I upon exercise of warrants, (iii) 294,557 shares of common stock held by Bios Fund I QP, LP (“Bios Fund I QP”), (iv) 35,347 shares of common stock issuable to Bios Fund I QP upon exercise of warrants, (v) 668,738 shares of common stock held by Bios Fund II QP, LP (“Bios Fund II QP”), (vi) 54,873 shares of common stock issuable to Bios Fund II QP upon exercise of warrants, (vii) 204,723 shares of common stock held by Bios Fund II, LP (“Bios Fund II”), (viii) 16,801 shares of common stock issuable to Bios Fund II upon exercise of warrants, (ix) 89,522 shares of common stock held by Bios Fund II NT, LP (“Bios Fund II NT”), (x) 7,347 shares of common stock issuable to Bios Fund II NT upon exercise of warrants, and (xi) 32,538 shares of common stock subject to options exercisable within 60 days by BP Directors, LP (“Bios Directors”). Bios Equity Partners, LP (“Bios Equity I”) is the general partner of the following entities: Bios Fund I, Bios Fund I QP, and Bios Directors. Bios Equity Partners II, LP (“Bios Equity II”) is the general partner of Bios Fund II QP, Bios Fund II, and Bios Fund II NT. Cavu Management, LP, an entity managed and controlled by Mr. Kreis, our director, and Bios Capital Management, LP, an entity managed and controlled by Mr. Aaron Fletcher, are the general partners of Bios Equity I and Bios Equity II. Cavu Advisors LLC, an entity that is managed and controlled by Mr. Kreis, is the general partner of Cavu Management LP. Bios Advisors GP, LLC, an entity that is managed and controlled by Mr. Fletcher, is the general partner of Bios Capital Management, LP. The shares owned by Bios Fund I, Bios Fund I QP, Bios Fund II, Bios Fund II QP, Bios Fund II NT and Bios Directors (“Bios Equity Entities”) are aggregated for purposes of reporting share ownership information. Mr. Kreis was appointed as a director on our board of directors as the Series A preferred stock director designee. Mr. Kreis and Mr. Fletcher share voting and investment control with respect to shares held by the Bios Equity Entities. The address for Bios Equity Entities is 1751 River Run, Suite 400, Fort Worth, Texas 76107.

(10)    Consists of 1,044,000 shares of common stock. Dr. Silberstein, our director, is a director of BMI. Dr. Silberstein shares voting and investment control with respect to shares held by BMI. Address is 124 Byte Drive, Frederick, Maryland 21702.

(11)    Consists of 700,000 shares of common stock. Address is 1 Rockefeller Plaza, Suite 1205, New York, New York 10020.

(12)    Consists of (i) 292,605 shares of common stock held by GPG LPI Investment, LLC, (ii) 21,360 shares of common stock issuable to GPG LPI Investment, LLC upon exercise of warrants, (iii) 131,697 shares of common stock held by Lantern 3-19 Investment, LLC, (iv) 15,805 shares of common stock issuable to Lantern 3-19 Investment, LLC upon exercise of warrants, and (v) 211,291 shares of common stock held by Health Wildcatters Fund II, LLC. Green Park & Golf Ventures, LLC (“GPGV I”) is the managing member of the following entities: GPG LPI Investment, LLC and Health Wildcatters Fund II, LLC. Green Park & Golf Ventures II, LLC (“GPGV II”) is the managing member of Lantern 3-19 Investment, LLC. GPGV I and GPGV II are managed by Clay M. Heighten, MD, Carl D. Soderstrom and Gilbert G. Garcia II. The shares owned by Lantern 3-19 Investment, LLC, GPG LPI Investment, LLC, and Health Wildcatters Fund II, LLC (“GPGV Entities”) are aggregated for purposes of reporting share ownership information. Dr. Heighten and Messrs. Soderstrom and Garcia share voting and investment control with respect to the shares held by the GPGV Entities. The address for the GPGV Entities is 5910 N. Central Expressway, Suite 1400 Dallas, Texas 75206.

EXECUTIVE OFFICERS AND COMPENSATION

Executive Officers

The following sets forth information regarding the current executive officers of the Company. Biographical information pertaining to Panna Sharma, whom is both a director and an executive officer of the Company, may be found in the section above entitled “Proposal No. 1, Election of Directors-Information about Director Nominees.”

Name	Age	Position
Panna Sharma	50	Chief Executive Officer, President and Director
David R. Margrave	61	Chief Financial Officer and Secretary
Kishor G. Bhatia	66	Chief Scientific Officer

David R. Margrave has served as our Chief Financial Officer since November 2019 and as our Secretary since June 2018. Since January 2016, Mr. Margrave has served as a life science consultant, providing strategic advisory and legal services to growing life science companies. From January 1995 to December 2015, he served as an executive officer at BioNumerik Pharmaceuticals, Inc., a life science company focused on advancing innovative cancer therapies. During his time at BioNumerik Pharmaceuticals, Inc., Mr. Margrave served in various positions including service as President and as Chief Administrative Officer and General Counsel. Mr. Margrave has served as a consultant to BioNumerik Pharmaceuticals, Inc. since January 2016. From April 2015 to December 2016, he also served as Senior Legal Advisor to MedCare Investment Corporation, a private investment firm investing in the medical and healthcare services industries. Prior to joining BioNumerik Pharmaceuticals, Inc., Mr. Margrave was a partner at Andrews & Kurth LLP, a national law firm. Mr. Margrave serves as Chairman and a board member of the Texas Healthcare and Bioscience Institute and as Chairman and a board member of the State of Texas Product Development & Small Business Incubator Board. He is a past board member of the Texas Technology Transfer Association. Mr. Margrave received a Bachelor of Arts and Science degree in Economics and in Petroleum Engineering from Stanford University, and a J.D. degree from The University of Texas School of Law.

Kishor G. Bhatia has served as our Chief Scientific Officer since December 2019, and as our scientific consultant since January 2019. Dr. Bhatia also serves as a scientific consultant to Reprocell, one of our collaborators, since December 2016, and served as a scientific consultant to Cancer Genetics, Inc. from December 2016 until November 2019. Since 2006, he has been employed as an Adjunct Investigator with the National Cancer Institute-Division of Cancer Epidemiology and Genetics. From January 2007 until July 2016, Dr. Bhatia also served as a Director-AIDS Malignancy Program at the National Cancer Institute-Office of HIV and AIDS Malignancy, and from January 2004 through January 2007, he served as a Program Director and the Director of HIV and Cancer at the National Cancer Institute-Division of Cancer Treatment and Diagnosis. Dr. Bhatia received a Bachelor of Science degree in microbiology from the University of Pune and a Ph.D. in biochemistry from the University of Mumbai and is a Fellow of the Royal College of Pathology in the United Kingdom and was a Post-Doctoral Fellow at Johns Hopkins University and a Research Assistant Professor at Georgetown University from 1985 to 1989.

Summary Compensation Table

The following table sets forth information concerning all forms of compensation earned by our named executive officers during the fiscal years ended December 31, 2020 and 2019 for services provided to the company and its subsidiary, which compensation exceeded $100,000.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(4)	Total ($)
Panna Sharma,	2020	$384,492	$366,000	$843,674	$1,594,166
Chief Executive Officer, and President(1)	2019	$266,923	$65,000	—	$331,923

David R. Margrave,	2020	$225,154	$73,725	$862,083	$1,160,962
Chief Financial Officer and Secretary(2)	2019	$97,019	—	—	$97,019

Kishor Bhatia, Ph.D.,	2020	$82,385	$10,501	$574,722	$667,608
Chief Scientific Officer(3)	2019	$36,873	—	—	$36,873

____________

(1)      Mr. Sharma began serving as our Chief Executive and President on July 26, 2018 and as a director on August 29, 2018.

(2)      Mr. Margrave began serving as our Chief Financial Officer in November 2019 and as our Secretary in June 2018. Mr. Margrave provided legal services to the company in 2019 as a consultant prior to becoming Chief Financial Officer. The 2019 salary amount in the table above includes $87,019 paid to Mr. Margrave in compensation for legal services in 2019.

(3)      Dr. Bhatia began serving as an employee of the company in June 2020. Dr. Bhatia provided services to the company in 2019 and 2020 as a consultant prior to becoming an employee. The 2019 and 2020 salary amounts in the table above include $36,873 and $27,000 in compensation for consulting services paid to Dr. Bhatia in 2019 and 2020, respectively.

(4)      For 2020, the fair value of each option granted was estimated using the Black-Scholes option-pricing model using the following weighted average assumptions: term of 7 years, risk free rate of .54%, volatility of 83.2%, and dividend yield of 0.0%. Based on these assumptions, the grant date fair value is $11.01 per option share. No option grants or stock awards were made in 2019.

Narrative Disclosure to Summary Compensation Table

We have entered into written employment agreements with the named executive officers, as described below. Each of our named executive officers has also executed our standard form of confidential information and invention assignment agreement.

Employment Agreement with Panna Sharma

We entered into an employment agreement with Mr. Sharma on July 23, 2018, that governs the terms of his employment with us as Chief Executive Officer and President. During the term of the agreement, which has been extended to July 30, 2022, Mr. Sharma was initially entitled to an annual base salary of $260,000, which was increased to $320,000 in November 2019. Mr. Sharma’s annual base salary increased to $432,000 upon completion of our initial public offering and listing of our common stock on the NASDAQ Stock Market. Mr. Sharma received a cash bonus of $366,000 in 2020. Mr. Sharma did not receive any bonus compensation in 2018, and received a cash bonus of $65,000 in 2019. In addition, Mr. Sharma will be entitled to an annual cash bonus equal to 25% of his annual base salary in future years, subject to the Company achieving certain operational and strategic milestones to be mutually agreed upon by the Board and Mr. Sharma and to additional discretionary bonuses to be determined by the Compensation Committee.

As incentive compensation, our Board of Directors has awarded Mr. Sharma the following equity incentive compensation: (i) on August 29, 2018, an option to purchase 79,823 shares of common stock at $1.03 per share, all of which have vested; (ii) on August 29, 2018, an option to purchase 119,735 shares of common stock at $1.03 per share, all of which have vested; (iii) on December 17, 2018, an option to purchase 164,973 shares of common stock at $1.03 per share, all of which have vested; (iv) on December 17, 2018, an option to purchase 54,329 shares of common stock at $1.03 per share, all of which have vested. In addition, we have agreed to reserve 100,000 shares under our Amended and Restated Lantern Pharma Inc. 2018 Equity Incentive Plan (the “2018 Equity Incentive Plan”) for future option grants to Mr. Sharma based upon milestones and other performance factors to be determined by our Board of Directors in its discretion from time to time.

Pursuant to an amendment to his employment agreement, we granted Mr. Sharma options to purchase an additional 76,628 shares of our common stock at an exercise price of $15.00 per share. One third of these options vested 180 days after the grant date with the remaining two thirds of the options vesting in equal monthly increments over a thirty (30) month period commencing the 181st day after the grant date. All other terms and conditions of the option grant are consistent with the terms and conditions permitted under our 2018 Equity Incentive Plan.

Mr. Sharma also has the right to participate in the health insurance, vacation and other employee benefit plans and programs generally provided by us to our executive employees in effect from time to time.

Employment Agreement with David Margrave

We have entered into an employment agreement with Mr. Margrave that governs the terms of his employment with us as our Chief Financial Officer. During the term of the agreement, which ends on July 30, 2022, Mr. Margrave is entitled to an annual base salary of $300,000 and received a signing bonus of $32,500. Mr. Margrave also received a cash performance bonus of $41,225 in 2020. As incentive compensation, Mr. Margrave was granted stock options to purchase 78,300 shares of our common stock under the terms and conditions of our 2018 Equity Incentive Plan. The exercise price for these options is $15.00 per share. One third of these options vested 180 days from the grant date, with the remaining two thirds of the options vesting in equal monthly increments over the period commencing the 181st day after the grant date and ending 30 months thereafter (or 36 months after the grant date). In addition, Mr. Margrave will be entitled to an annual cash bonus equal to 10% of his annual base salary in future years, subject to the Company achieving certain operational and strategic milestones to be mutually agreed upon by the CEO and Mr. Margrave.

Mr. Margrave also has the right to participate in the health insurance, vacation and other employee benefit plans and programs generally provided by us to our executive employees in effect from time to time.

Employment Agreement with Kishor G. Bhatia, Ph.D.

We have entered into an employment agreement with Dr. Bhatia that governs the terms of his employment with us as our Chief Scientific Officer. During the term of the agreement, which ends on July 30, 2022, from June 18, 2020 until March 4, 2021, the employment agreement provided for Dr. Bhatia to provide a minimum of 20 hours per week as our Chief Scientific Officer and be entitled to an annual base salary of $100,000. The employment agreement with Dr. Bhatia was amended on March 4, 2021. Under the amended agreement, Dr. Bhatia will provide a minimum of 26.67 hours per week as our Chief Scientific Officer and be entitled to an annual base salary of $133,333. Dr. Bhatia received a cash bonus of $10,501 in 2020. As incentive compensation, Dr. Bhatia was granted stock options to purchase 52,200 shares of our common stock under the terms and conditions of our 2018 Equity Incentive Plan. The exercise price for these options is $15.00 per share. One third of these options vested 180 days from the grant date, with the remaining two thirds of the options vesting in equal monthly increments over the period commencing the 181st day after the grant date and ending 30 months thereafter (or 36 months after the grant date).

Potential Payments upon Termination and Change in Control

Regardless of the manner in which our named executive officers’ services terminate, each named executive officer is entitled to receive amounts earned during their terms of service, including unpaid salary. In addition, each named executive officer is eligible to receive certain benefits pursuant to their employment agreement with us, as described below.

We or the named executive officer may terminate their employment agreement upon 30 days’ notice to the other party. If the named executive officer is terminated without cause, then the named executive officer will be entitled to severance pay in an amount equal to the greater of (i) his base salary for the remainder of the term of the employment agreement or (ii) three months of his base salary. In addition, the named executive officer shall be entitled to an amount equal to his annual bonus amount prorated through the date of termination, if such bonus is earned in the calendar year of his termination. The foregoing payments are subject to the named executive officer entering into an agreement releasing all claims against us. In addition, pursuant to the 2018 Equity Incentive Plan, in the event of a change in control, as defined in the 2018 Equity Incentive Plan, all unvested securities owned by a named executive officer shall immediately vest and remain exercisable for the full term of the option. “Cause” is defined in the named executive officers’ employment agreements to include, but not limited to, (i) a material breach of the named executive officers’ duties as an employee or obligations under their agreement, subject to notice and an opportunity to cure such breach, (ii) a breach or threatened breach of the restrictive covenants and confidentiality provisions under their agreement, (iii) a refusal or failure to follow the reasonable instructions from our Board of Directors, (iv) failure to achieve any mutually agreed and specified material operational or strategic milestones, (v) a breach of any of our rules or policies that is likely to have a material adverse effect on us, subject to notice and an opportunity to cure the breach, (vi) a material failure, other than by reason of disability, to perform satisfactorily to the Board on a regular basis the duties as specified therein, subject to notice and an opportunity to cure the failure, (vii) any intentional or grossly negligent act or omission that causes or threatens to cause a material loss to us or our business, (viii) a commission of, indictment for, or conviction or plea of nolo contender to a crime of moral turpitude or fraud, embezzlement or similar act of dishonesty or any violation of law or rule that materially impairs or injures us or our reputation, and (ix) any appropriation of any business opportunity belonging to us for the named executive officers’ personal benefit or the benefits of any family member or affiliated entity.

Benefit Plans

We do not have any profit-sharing plan or similar plans for the benefit of our officers, directors or employees. However, we may establish such plans in the future.

Perquisites, Health, Welfare and Retirement Benefits

All of our current named executive officers are eligible to participate in our employee benefit plans, including health insurance for which we pay portions of the premiums, in each case on the same basis as all of our other employees. We pay portions of the premiums for health insurance for all of our employees, including our named executive officers. We generally do not provide perquisites or personal benefits to our named executive officers.

Nonqualified Deferred Compensation

Our named executive officers did not participate in, or earn any benefits under, a nonqualified deferred compensation plan sponsored by us during the fiscal year ended December 31, 2020. Our board of directors may elect to provide our officers and other employees with nonqualified defined contribution or other nonqualified deferred compensation benefits in the future if it determines that doing so is in our best interests.

Amended and Restated 2018 Equity Incentive Plan

The 2018 Equity Incentive Plan was adopted by the Board of Directors and approved by the stockholders on August 29, 2018, and most recently amended on August 19, 2020. The Company reserved 1,489,680 shares of common stock for issuance under the 2018 Equity Incentive Plan, of which options to purchase 823,826 shares of our common stock are outstanding and options to purchase 495,488 shares of our common stock have been granted to our current Chief Executive Officer as of the date of this proxy statement. In addition, as of the date of this proxy statement, the Board of Directors has granted a restricted stock award of 68,512 shares pursuant to the 2018 Equity Incentive Plan.

Outstanding Equity Awards at December 31, 2020

The following table sets forth certain information concerning equity awards held by our named officers as of December 31, 2020:

	Option Awards
Name	Award Grant Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price ($)	Option Expiration Date
Panna Sharma, Chief Executive Officer, and President(1)(4)	8/29/2018 12/17/2018 6/15/2020	199,558 219,302 25,542	51,086	— — —	$1.03 $1.03 $15.00	8/28/2028 12/16/2028 6/14/2030

David Margrave, Chief Financial Officer and Secretary(2)(4)	6/15/2020	26,100	52,200	—	$15.00	6/14/2030

Kishor Bhatia, Ph.D. Chief Scientific Officer(3)(4)	6/15/2020	17,400	34,800	—	$15.00	6/14/2030

____________

(1)      Mr. Sharma began serving as our Chief Executive and President on July 26, 2018 and as a director on August 29, 2018.

(2)      Mr. Margrave began serving as our Chief Financial Officer in November 2019 and as our Secretary in June 2018.

(3)      Dr. Bhatia began serving as our Chief Scientific Officer in December 2019.

(4)      No options were exercised by the above-named individuals in 2020 or 2019.

Director Compensation

Below is a summary of compensation accrued or paid to our non-executive directors during the fiscal year ended December 31, 2020.

Name	Fees Earned or Paid in Cash ($)	Option Awards(1) ($)	Total ($)
Donald J. Keyser	$10,000	$100,576	$110,576
David S. Silberstein	—	$100,576	$100,576
Les Kreis(2)	$5,000	$100,576	$105,576
Vijay Chandru	—	$100,576	$100,576
Frank Prendergast	$5,000	$100,576	$105,576

____________

(1)      Based on an option grant to each non-executive director of options to purchase 9,135 shares of common stock, and a fair value of $11.01 per option share. For 2020, the fair value of each option granted was estimated using the Black-Scholes option-pricing model using the following weighted average assumptions: term of 7 years, risk free rate of .54%, volatility of 83.2%, and dividend yield of 0.0%. Based on these assumptions, the grant date fair value is $11.01 per option share. No option grants or stock awards were made in 2019.

(2)      The cash payment for Mr. Kreis’ service as Compensation Committee Chair was made to BP Directors, LP.

Effective upon the closing of our initial public offering, each of our directors, except for Mr. Panna Sharma, was granted options to purchase 9,135 shares of our common stock at an exercise price of $15.00 per share. The options granted to our directors, except Mr. Sharma, vest in equal monthly increments over a 36-month period commencing upon the grant date of the options. Also effective upon the closing of our initial public offering, our Audit Committee Chair began receiving a cash fee of $10,000 per year and our Compensation Committee Chair and our Governance & Nominating Committee Chair began receiving a cash fee of $5,000 per year.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In addition to the compensation arrangements, including employment, termination of employment and change in control arrangements discussed elsewhere in this proxy statement, the following is a description of each transaction since January 1, 2019 to which we were a party or will be a party, in which:

•        the amounts involved exceeded or will exceed 1% of the average of our total assets at year-end for the last two completed fiscal years; and

•        any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of, or person sharing the household with, the foregoing persons, had or will have a direct or indirect material interest.

Series A Preferred Stock and Warrant Financings

In connection with our offer and sale of shares of Series A preferred stock and warrants (“Private Placement Financings”), since December 2014 we have had four closings of purchases of Series A preferred stock and warrants. In the aggregate, we have sold 1,958,840 shares of our Series A preferred stock at a purchase price of $3.13 per share for an aggregate purchase price of $6,135,451 and issued five-year warrants to purchase an aggregate of 248,279 shares of our Series A Preferred stock at an initial exercise price of $3.13 per share, pursuant to the Private Placement Financings. These amounts exclude 43,898 shares of Series A preferred stock sold to Allarity Therapeutics in connection with our drug license and development agreement with Allarity Therapeutics. In addition, these amounts exclude the shares of Series A preferred stock and warrants issued as part of a Simple Agreement for Future Equity agreement (SAFE) financing in 2018 and also exclude the shares of Series A preferred stock issued in connection with conversion of Convertible Notes issued pursuant to Convertible Notes financings in 2014 and 2015.

Immediately prior to the closing of our initial public offering (1) each share of our Series A preferred stock automatically converted into one share of our common stock, and (2) each of the warrants to purchase shares of Series A preferred stock were amended to represent a right to purchase a share of common stock at $3.13 per share. The following table summarizes purchases of our Series A preferred stock by related persons:

Stockholder	Shares of Series A Preferred Stock	Series A Warrants Issued	Total Purchase Price
Bios Equity Entities(1)	1,456,651	174,797	$4,500,000	(2)
Donald J. Keyser(3)	31,927	3,831	$100,000
GPGV Entities(4)	465,838	49,710	$1,136,040	(5)

____________

(1)      Consists of shares of Series A preferred stock acquired and warrants issued to: Bios Fund I, LP, Bios Fund I QP, LP, Bios Fund II, LP, Bios Fund II QP, LP, and Bios Fund II NT, LP. The shares beneficially owned by Bios Equity Entities are aggregated for purposes of reporting share ownership information which represents more than 5% of our outstanding capital stock. Mr. Kreis was appointed as a director on our board of directors as the Series A preferred stock director designee.

(2)      $4,250,000 of the purchase price was paid in cash, and $250,000 was paid in form of funding in the SAFE financing.

(3)      Dr. Keyser is Chairman of our board of directors.

(4)      The shares owned by GPG LPI Investment, LLC, Lantern 3-19 Investment, LLC and Health Wildcatters Fund II, LLC are aggregated for purposes of reporting share ownership information, which collectively represents more than 5% of our outstanding capital stock.

(5)      $689,995 of the purchase price was paid in cash, $196,045 (including $19,345 of accrued interest at the time of conversion) was paid in connection with conversions of Convertible Notes, and $250,000 was paid in the form of funding in the SAFE financing.

Policies and Procedures for Related Party Transactions

Our audit committee has the primary responsibility for reviewing and approving or disapproving “related party transactions,” which are transactions between us and related persons in which the aggregate amount involved exceeds or may be expected to exceed the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years, and in which a related person has or will have a direct or indirect material interest. Our policy regarding transactions between us and related persons provides that a related person is defined as a director, executive officer, nominee for director or greater than 5% beneficial owner of our common stock, in each case since the beginning of the most recently completed year and any of their immediate family members. Our audit committee charter provides that our audit committee will review and approve or disapprove any related party transactions.

OTHER MATTERS

Stockholder Proposals and Director Nominations for 2022 Annual Meeting

For any proposal, including director nominees, to be considered for inclusion in our proxy statement and form of proxy for submission to the stockholders at our 2022 annual meeting, it must be submitted in writing and comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934. Such proposals must be received by the Company at its offices at 1920 McKinney Avenue, 7th Floor, Dallas, Texas 75201 on or before December 10, 2021. Our Board will review any proposals from eligible stockholders that it receives by that date and will make a determination whether any such proposals will be included in our proxy materials. Any proposal received after that date shall be considered untimely and shall not be made a part of our proxy materials.

A stockholder who wishes to make a proposal at the next annual meeting without including the proposal in our proxy statement must also notify us no later than January 9, 2022 and not earlier than December 10, 2021. If a stockholder fails to give us advance notice by January 9, 2022, then the persons named as proxies in the proxies solicited by us for the next annual meeting will have discretionary authority to vote on the proposal.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of banks and brokers with account holders who are our stockholders will be householding our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your bank or broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your bank or broker, direct your written request to Lantern Pharma Inc., 1920 McKinney Avenue, 7th Floor, Dallas, Texas 75201, Attention: Investor Relations, or contact Investor Relations by telephone at 628-777-3167; or find our materials posted online at https://ir.lanternpharma.com/. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their bank or broker.

Other Matters

We will also consider any other business that properly comes before the Annual Meeting, or any adjournment or postponement thereof. As of the record date, we are not aware of any other matters to be submitted for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons designated as proxies will vote the shares they represent using their best judgment.

Incorporation by Reference

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act, or the Exchange Act, which might incorporate future filings made by us under those statutes, the preceding Audit Committee Report will not be incorporated by reference into any of those prior filings, nor will any such report be incorporated by reference into any future filings made by us under those statutes. In addition, information on our website, other than our proxy statement, notice and form of proxy, is not part of the proxy soliciting materials and is not incorporated herein by reference.

By Order of the Board of Directors
/s/ Donald J. Keyser
Donald J. Keyser, Chairman of the Board of Directors

Dallas, Texas
April 7, 2021

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 is available without charge upon written request to: Corporate Secretary, Lantern Pharma Inc., 1920 McKinney Avenue, 7th Floor, Dallas, Texas 75201.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0000503777_1 R1.0.0.177 For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01) Donald Jeff Keyser 02) Panna Sharma 03) Vijay Chandru 04) Leslie W. Kreis, Jr. 05) Franklyn Prendergast 06) David S. Silberstein LANTERN PHARMA INC. 1920 MCKINNEY AVENUE, 7TH FLOOR DALLAS, TX 75201 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 05/18/2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/LTRN2021 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 05/18/2021. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain 2. Ratification of the appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021. 3. Adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposals 1 or 2. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. 0000503777_2 R1.0.0.177

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice, Proxy Statement and Annual Report are available at www.proxyvote.com LANTERN PHARMA INC. Annual Meeting of Stockholders May 19, 2021 This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Panna Sharma and Donald Jeff Keyser, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy, all of the shares of Common Stock of LANTERN PHARMA INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 AM, Eastern time on Wednesday, May 19, 2021, and any adjournment or postponement thereof. The Annual Meeting is being held virtually and stockholders may join the meeting at www.virtualshareholdermeeting.com/LTRN2021 as described in the Proxy Statement. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, FOR PROPOSAL 2, AND FOR PROPOSAL 3. Continued and to be signed on reverse side